                                                                    Exhibit 21.1

SUBSIDIARIES OF REGISTRANT
--------------------------

                                                             State of
                                                           Incorporation
                                                             or other
                                                           jurisdiction
                                                             in which
      Name                                                   organized
      ----                                                 --------------
Consolidated Furniture Corporation                           New York
    Furniture Comfort Corporation                            Delaware
    SSC Corporation                                          Delaware


     Each of the above subsidiaries is 100% owned by the Registrant or a subsidiary (as indicated by indentation) and are included in the consolidated financial statements of the Registrant.